EXHIBIT 16.1

DKM

CERTIFIED PUBLIC ACCOUNTANTS

Accounting • Auditing • Assurance

2348 Sunset Point Rd. Suite B Clearwater, FL 33765 Telephone: 727.444.0931 Fax: 800.581.1908

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

October 21, 2015

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated October 21, 2015, of Eye On Media Network, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida